Exhibit 99.1
Carbonite Announces Fourth Quarter and Full Year 2017 Financial Results
FY 2017 Revenue Growth of 16% with Expanding Profitability
Announces Agreement to Acquire Mozy, Inc. from Dell Technologies Inc.
BOSTON, MA - February 13, 2018 - Carbonite, Inc. (NASDAQ: CARB), a leader in data protection, today announced financial results for the quarter and full year ended December 31, 2017. The Company also announced it has entered into a definitive agreement to acquire Mozy, Inc. ("Mozy") from a subsidiary of Dell Technologies Inc. The deal expands Carbonite’s customer base and better positions Carbonite to offer its data protection platform to every segment of the market.
“We are thrilled to announce the acquisition of Mozy,” said Mohamad Ali, President and CEO of Carbonite. “Carbonite’s competitive advantage is our flexible data protection platform, which serves every scenario, from backing up individual laptops to maintaining uptime for hundreds of business servers. This deal provides Mozy customers scalable options for the future and gives Carbonite a broader base to which we offer our solutions.”
The total purchase price for Mozy is $145.8 million in cash. The Company will fund the transaction with existing cash and newly secured financing commitments in the form of a $120.0 million revolving credit facility. The credit agreement will allow the Company to borrow, as needed, for general corporate purposes, including acquisitions. The transaction is expected to close during the first quarter of 2018 and is subject to customary closing conditions and regulatory approvals. Barclays acted as financial advisor to the Company for the acquisition of Mozy.  Stifel also acted as an advisor.
Full Year 2017 Highlights:

•	Revenue of $239.5 million increased 16% year-over-year.

•	Non-GAAP revenue of $246.1 million increased 18% year-over-year.[1]

•	Bookings of $245.9 million increased 17% year-over-year.[2]

•	Net loss per share was ($0.14), as compared to ($0.15) in 2016 (basic and diluted).

•	Non-GAAP net income per share was $0.82 (basic) and $0.79 (diluted), as compared to $0.61 (basic) and $0.60 (diluted) in 2016.[4]
“2017 was another successful year for Carbonite. We built and integrated the major elements of our leading data protection platform for businesses. We launched new programs and tools to better enable our partners, and again we were recognized for excellence in customer support. I am confident in our path forward and our ability to continue to execute the long-term strategic transformation we started just a few years ago,” said Mohamad Ali, President and CEO of Carbonite.
“We delivered solid bookings and revenue growth for the year and a meaningful increase in profitability. We remain focused on operational excellence, continuing to streamline the business and efficiently drive results. Our guidance for 2018 calls for balanced organic and inorganic growth with another significant increase in non-GAAP net income per share,” said Anthony Folger, CFO of Carbonite.
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Fourth Quarter 2017 Results:

•
Revenue for the fourth quarter was $61.7 million, an increase of 15% from $53.5 million in the fourth quarter of 2016. Non-GAAP revenue for the fourth quarter was $62.8 million, an increase of 17% from $53.9 million in the fourth quarter of 2016.[1]

•	Bookings for the fourth quarter were $60.2 million, an increase of 11% from $54.0 million in the fourth quarter of 2016.[2]

•	Gross margin for the fourth quarter was 72.8%, compared to 72.2% in the fourth quarter of 2016. Non-GAAP gross margin was 77.6% in the fourth quarter, compared to 74.0% in the fourth quarter of 2016.[3]

•
Net loss for the fourth quarter was ($1.6) million, compared to net loss of ($0.7) million in the fourth quarter of 2016. Non-GAAP net income for the fourth quarter was $8.8 million, compared to non-GAAP net income of $3.3 million in the fourth quarter of 2016.[4]

•
Net loss per share for the fourth quarter was ($0.06) (basic and diluted), compared to net loss per share of ($0.02) (basic and diluted) in the fourth quarter of 2016. Non-GAAP net income per share was $0.31 (basic) and $0.30 (diluted) for the fourth quarter, compared to non-GAAP net income per share of $0.12 (basic and diluted) in the fourth quarter of 2016.[4]

•
Cash flow from operations for the fourth quarter was $13.9 million, compared to $9.8 million in the fourth quarter of 2016. Adjusted free cash flow for the fourth quarter was $9.7 million, compared to $6.9 million in the fourth quarter of 2016.[5]

Full Year 2017 Results:

•	Revenue for the full year was $239.5 million, an increase of 16% from $207.0 million in 2016. Non-GAAP revenue for the full year was $246.1 million, an increase of 18% from $209.3 million in 2016.[1]

•	Bookings for the full year were $245.9 million, an increase of 17% from $209.3 million in 2016.[2]

•	Gross margin for the full year was 70.7%, compared to 70.6% in 2016. Non-GAAP gross margin was 75.5% in the full year, compared to 72.6% in 2016.[3]

•
Net loss for the full year was ($4.0 million), compared to a net loss of ($4.1 million) in 2016. Non-GAAP net income for the full year was $22.8 million, compared to non-GAAP net income of $16.4 million in 2016.[4]

•
Net loss per share for the full year was ($0.14) (basic and diluted), compared to a net loss per share of ($0.15) (basic and diluted) in 2016. Non-GAAP net income per share was $0.82 (basic) and $0.79 (diluted) for the full year, compared to non-GAAP net income per share of $0.61 (basic) and $0.60 (diluted) in 2016.[4]

•	Total cash and cash equivalents were $128.2 million as of December 31, 2017, compared to $59.2 million as of December 31, 2016.

•	Cash flow from operations for the full year was $31.3 million, compared to $13.2 million in 2016. Adjusted free cash flow for the full year was $20.2 million, compared to $18.2 million in 2016.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for significant acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions and divestitures, net of foreign exchange during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, acquisition-related expense and intangible asset impairment charges.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, intangible asset impairment charges, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, litigation and the cash portion of the lease exit charge from net cash provided by operating activities.

Business Outlook

Based on the information available as of February 13, 2018, Carbonite expects the following for the first quarter and full year of 2018:

First Quarter 2018:

Current Guidance (2/13/2018)
GAAP Revenue	$61.7 - $63.7 million
Non-GAAP Revenue	$63.0 - $65.0 million
Non-GAAP Net Income Per Share	$0.20 - $0.24

Full Year 2018:

Current Guidance (2/13/2018)
Business Bookings	$223.8 - $234.8 million
Consumer Bookings Y/Y Growth	5% - 15% growth
GAAP Revenue	$294.0 - $304.0 million
Non-GAAP Revenue	$302.5 - $312.5 million
Non-GAAP Net Income Per Share (Diluted)	$1.45 - $1.55
Non-GAAP Gross Margin	76.0% - 77.0%
Adjusted Free Cash Flow	$32.0 - $38.0 million
The guidance provided above reflects the estimated impact of ASC 606, which Carbonite is adopting in the first quarter of 2018.   Carbonite’s expectations of non-GAAP net income per share for the first quarter and full year of 2018 excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 11% for the full year of 2018. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 29.7 million for the first quarter and 29.9 million for the full year of 2018.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Tuesday, February 13, 2018 at 5:30 p.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 1669107.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net (loss) income per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to complete the acquisition of Mozy, our ability to integrate Mozy into our operations and achieve the expected benefits of the acquisition, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports any size business, in locations around the world with secure and scalable global cloud infrastructure. To learn more visit www.Carbonite.com.
Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$61,692	$53,488	$239,462	$206,986
Cost of revenue	16,811	14,859	70,067	60,937
Gross profit	44,881	38,629	169,395	146,049
Operating expenses:
Research and development	12,125	8,026	46,160	33,298
General and administrative	9,586	10,464	43,331	41,332
Sales and marketing	21,568	20,278	90,922	73,347
Restructuring charges	1,047	22	1,047	856
Total operating expenses	44,326	38,790	181,460	148,833
Income (loss) from operations	555	(161)	(12,065)	(2,784)
Interest (expense) income, net	(2,219)	(12)	(6,866)	(122)
Other income (expense), net	123	72	1,252	190
Loss before income taxes	(1,541)	(101)	(17,679)	(2,716)
Provision (benefit) for income taxes	73	569	(13,677)	1,383
Net loss	$(1,614)	$(670)	$(4,002)	$(4,099)
Net loss per share:
Basic	$(0.06)	$(0.02)	$(0.14)	$(0.15)
Diluted	$(0.06)	$(0.02)	$(0.14)	$(0.15)
Weighted-average shares outstanding:
Basic	27,971,459	27,183,545	27,779,098	27,028,636
Diluted	27,971,459	27,183,545	27,779,098	27,028,636

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$128,231	$59,152
Trade accounts receivable, net	22,219	16,639
Prepaid expenses and other current assets	6,823	7,325
Restricted cash	—	135
Total current assets	157,273	83,251
Property and equipment, net	28,790	23,872
Other assets	804	157
Acquired intangible assets, net	44,994	13,751
Goodwill	80,958	23,728
Total assets	$312,819	$144,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,842	$5,819
Accrued expenses	21,675	19,768
Current portion of deferred revenue	100,241	86,311
Total current liabilities	132,758	111,898
Long-term debt	111,819	—
Deferred revenue, net of current portion	24,273	21,280
Other long-term liabilities	5,704	5,747
Total liabilities	274,554	138,925
Stockholders’ equity
Common stock	301	285
Additional paid-in capital	233,343	177,931
Treasury stock, at cost	(26,616)	(10,657)
Accumulated deficit	(169,344)	(165,042)
Accumulated other comprehensive income	581	3,317
Total stockholders’ equity	38,265	5,834
Total liabilities and stockholders’ equity	$312,819	$144,759

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2017	2016
Operating activities
Net loss	$(4,002)	$(4,099)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,731	15,869
(Gain) loss on disposal of equipment	(907)	748
Intangible asset impairment charges	352	—
Impairment of capitalized software	1,048	—
Stock-based compensation expense	12,742	8,900
Benefit for deferred income taxes	(15,392)	(15)
Non-cash interest expense related to amortization of debt discount	4,434	—
Other non-cash items, net	(533)	68
Changes in assets and liabilities, net of acquisition:
Accounts receivable	1,786	(13,412)
Prepaid expenses and other current assets	389	(1,547)
Other assets	(580)	17
Accounts payable	5,035	(3,345)
Accrued expenses	(995)	8,183
Other long-term liabilities	53	(586)
Deferred revenue	6,169	2,384
Net cash provided by operating activities	31,330	13,165
Investing activities
Purchases of property and equipment	(17,351)	(6,582)
Proceeds from sale of property and equipment	955	13
Proceeds from maturities of marketable securities and derivatives	534	3,395
Purchases of derivatives	(5,040)	(1,476)
Proceeds from sale of businesses	295	—
Payment for intangibles	(1,250)	—
Payment for acquisition, net of cash acquired	(69,798)	(11,625)
Net cash used in investing activities	(91,655)	(16,275)
Financing activities
Proceeds from exercise of stock options	4,987	3,560
Proceeds from issuance of treasury stock under employee stock purchase plan	1,052	—
Proceeds from long-term borrowings, net of debt issuance costs	177,797	—
Payments on long-term borrowings	(39,200)	—
Repurchase of common stock	(17,014)	(4,964)
Net cash provided by (used in) financing activities	127,622	(1,404)
Effect of currency exchange rate changes on cash	1,782	(270)
Net increase (decrease) in cash and cash equivalents	69,079	(4,784)
Cash and cash equivalents, beginning of period	59,152	63,936
Cash and cash equivalents, end of period	$128,231	$59,152

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP revenue	$61,692	$53,488	$239,462	$206,986
Add:
Fair value adjustment of acquired deferred revenue (1)	1,130	415	6,628	2,314
Non-GAAP revenue	$62,822	$53,903	$246,090	$209,300
(1) Excludes the impact of purchase accounting adjustments for significant acquisitions.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Gross profit	$44,881	$38,629	$169,395	$146,049
Gross margin	72.8%	72.2%	70.7%	70.6%
Add:
Fair value adjustment of acquired deferred revenue	1,130	415	6,628	2,314
Amortization of intangibles	2,226	633	8,179	2,632
Stock-based compensation expense	274	206	1,061	806
Acquisition-related expense	92	—	401	251
Intangible asset impairment charges	127	—	127	—
Non-GAAP gross profit	$48,730	$39,883	$185,791	$152,052
Non-GAAP gross margin	77.6%	74.0%	75.5%	72.6%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net loss	$(1,614)	$(670)	$(4,002)	$(4,099)
Add:
Fair value adjustment of acquired deferred revenue	1,130	415	6,628	2,314
Amortization of intangibles	2,783	932	10,271	3,870
Stock-based compensation expense	3,523	2,272	12,742	8,900
Litigation-related expense	181	—	374	1
Restructuring-related expense	1,047	22	1,047	852
Acquisition-related expense	430	657	6,794	5,464
Intangible asset impairment charges	352	—	352	—
Non-cash convertible debt interest expense	1,491	—	4,434	—
Less:
Income tax effect of non-GAAP adjustments	566	318	15,807	876
Non-GAAP net income	$8,757	$3,310	$22,833	$16,426
GAAP net loss per share:
Basic	$(0.06)	$(0.02)	$(0.14)	$(0.15)
Diluted	$(0.06)	$(0.02)	$(0.14)	$(0.15)
Non-GAAP net income per share:
Basic	$0.31	$0.12	$0.82	$0.61
Diluted	$0.30	$0.12	$0.79	$0.60
GAAP weighted-average shares outstanding:
Basic	27,971,459	27,183,545	27,779,098	27,028,636
Diluted	27,971,459	27,183,545	27,779,098	27,028,636
Non-GAAP weighted-average shares outstanding:
Basic	27,971,459	27,183,545	27,779,098	27,028,636
Diluted	29,322,013	28,286,618	29,079,105	27,491,064

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Research and development	$12,125	$8,026	$46,160	$33,298
Less:
Stock-based compensation expense	665	79	1,969	869
Acquisition-related expense	77	40	1,249	349
Non-GAAP research and development	$11,383	$7,907	$42,942	$32,080

General and administrative	$9,586	$10,464	$43,331	$41,332
Less:
Amortization of intangibles	123	62	469	262
Stock-based compensation expense	2,027	1,685	7,827	6,160
Litigation-related expense	181	—	374	1
Acquisition-related expense	145	617	4,448	4,748
Non-GAAP general and administrative	$7,110	$8,100	$30,213	$30,161

Sales and marketing	$21,568	$20,278	$90,922	$73,347
Less:
Amortization of intangibles	434	237	1,623	976
Stock-based compensation expense	557	302	1,885	1,065
Acquisition-related expense	116	—	696	116
Intangible asset impairment charges	225	—	225	—
Non-GAAP sales and marketing	$20,236	$19,739	$86,493	$71,190

Restructuring charges	$1,047	$22	$1,047	$856
Less:
Restructuring-related expense	1,047	22	1,047	851
Non-GAAP restructuring charges	$—	$—	$—	$5

Reconciliation of Revenue to Bookings

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$61,692	$53,488	$239,462	$206,986
Add:
Deferred revenue ending balance	124,514	107,591	124,514	107,591
Deferred revenue divested	—	—	373	—
Impact of foreign exchange	—	404	—	240
Less:
Impact of foreign exchange	324	—	1,474	—
Beginning deferred revenue from acquisitions	—	—	9,420	6,830
Deferred revenue beginning balance	125,705	107,445	107,591	98,703
Change in deferred revenue balance	(1,515)	550	6,402	2,298
Bookings	$60,177	$54,038	$245,864	$209,284

Calculation of Adjusted Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$13,864	$9,801	$31,330	$13,165
Subtract:
Purchases of property and equipment	5,407	2,867	17,351	6,582
Free cash flow	8,457	6,934	13,979	6,583

Add:
Acquisition-related payments	864	8	5,707	9,989
Restructuring-related payments	359	—	359	341
Cash portion of lease exit charge	—	(11)	—	343
Litigation-related payments	51	—	188	924
Adjusted free cash flow	$9,731	$6,931	$20,233	$18,180